UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

February 14, 2025

SUMMIT HEALTHCARE REIT, INC.

(Exact name of registrant as specified in its charter)

Maryland	000-52566	73-1721791
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

23382 Mill Creek Drive, Suite 125, Laguna Hills, CA 92653

(Address of principal executive offices)

(800) 978-8136

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 14, 2025, the Board of Directors of Summit Healthcare REIT, Inc. (“Company”) approved an amendment to the Company’s Amended and Restated Bylaws (the “Bylaws Amendment”), which became effective immediately. The Bylaws Amendment updates the Company’s name on the Bylaws to reflect the change in the Company’s name that became effective on October 18, 2013, and removes the reference to the annual meeting of stockholders being specifically held in May of each year. The Board of Directors believes that the Board of Directors should be given greater flexibility in setting the meeting date for the annual meeting of stockholders so as to take into consideration the Company’s needs in any specific given year. The date and time of the annual meeting of stockholders will be set by the Board of Directors in its discretion going forward.

The foregoing description of the Bylaws Amendment is qualified in its entirety by reference to the text of the Bylaws Amendment. The Bylaws Amendment is included as Exhibits 3.1, to this Current Report on Form 8-K and is incorporated herein by reference. The full text of the Company’s Amended and Restated Bylaws, which are amended by the Bylaws Amendment, are filed as an Exhibit to the Company’s Annual Report on Form 10-K.

Item 5.08	Shareholder Director Nominations

The information disclosed under Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.08 to the extent required.

Item 8.01	Other Events

On February 14, 2025, the Board of Directors of the Company established May 13, 2025, as the date of the Company’s 2025 annual meeting of stockholders (the “2025 Annual Meeting”). The time and location of the 2025 Annual Meeting will be specified in the Company’s proxy statement for the 2025 Annual Meeting. The Board has fixed the close of business on April 1, 2025, as the record date for determining stockholders of the Company who are entitled to vote at the 2025 Annual Meeting, including any adjournments or postponements thereof.

The Company’s most recent annual meeting of stockholders was held on November 9, 2023. Since the Company did not hold an annual meeting of stockholders in 2024, the Company is informing stockholders of the date of the Company’s 2025 Annual Meeting in accordance with Rule 14a-5(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is informing stockholders of the new dates described below for submitting stockholder proposals and other matters.

Pursuant to the Company’s Amended and Restated Bylaws, as amended (our “Bylaws”), any stockholder who wishes to make a nomination or introduce an item of business at the 2025 Annual Meeting, other than pursuant to Rule 14a-8 under the Exchange Act, must comply with the procedures set forth in our Bylaws, including delivering proper notice to us in writing to our Corporate Secretary at our principal executive offices not later than the close of business on March 2, 2025 (i.e. the tenth day following the day on which public announcement of the date of such meeting is first made). The notice must also include the information specified in our Bylaws.

Pursuant to Rule 14a-8 of the Exchange Act, a stockholder intending to present a proposal to be included in the proxy statement for the 2025 Annual Meeting must deliver the proposal in writing to our principal executive offices no later than a reasonable time before we begin to print and mail the proxy materials for the 2025 Annual Meeting. Accordingly, the Board of Directors has fixed the new deadline for the submission of proposals to be included in the proxy statement for the 2025 Annual Meeting as March 2, 2025, which as discussed above is also the last day a stockholder may submit a nomination or introduce an item of business at the 2025 Annual Meeting pursuant to the Company’s Bylaws. Stockholder proposals must comply with the Company’s Bylaws and the U.S. Securities and Exchange Commission’s (the “SEC”) rules regarding the inclusion of stockholder proposals in proxy materials.

In addition, to comply with the SEC’s universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice in writing to our Corporate Secretary at our principal executive offices that sets forth the information required by Rule 14a-19 under the Exchange Act, no later than March 2, 2025.

Notices of intention to present proposals or nominate directors at the 2025 Annual Meeting, and all supporting information required by SEC rules and our Bylaws, as applicable, must be submitted to: Corporate Secretary, Summit Healthcare REIT, Inc. 23382 Mill Creek Drive, Suite 125, Laguna Hills, CA 92653.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

3.1	Amendment No. 1 to the Bylaws of Summit Healthcare REIT, Inc.

104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SUMMIT HEALTHCARE REIT, INC.

By:	/s/ Sharyn I. Grant
Name:	Sharyn I. Grant
Title:	Chief Financial Officer

Dated: February 20, 2025